                                                                      EXHIBIT 21

Subsidiaries of the Corporation at December 31, 1994 were as follows:

                                                                                   JURISDICTION              INCORPORATED/
                                                                                        OF         PERCENT    ACQUIRED BY
                         NAME                              NATURE OF BUSINESS      INCORPORATION    OWNED        GROUP
- -------------------------------------------------------  -----------------------  ---------------  -------   -------------
General Re Corporation                                   Holding Company          Delaware          N/A       1980
  General Reinsurance Corporation                        Reinsurer                Delaware          100       1970
    Elm Street Corporation                               Real Estate              Delaware          100       1981
    General Star Indemnity Company                       Insurer                  Connecticut       100       1967
    General Star National Insurance Company              Insurer                  Ohio              100       1864/1985
    General Star Management Company                      Management               Delaware          100       1979
    Genesis Underwriting Management Company              Management               Delaware          100       1988
      Broker Markets Agency, Inc.                        Agent                    Connecticut       100       1987
    Genesis Insurance Company                            Insurer                  Connecticut       100       1976/1989
    Genesis Indemnity Insurance Company                  Insurer                  North Dakota      100       1989
    GRC Realty Corporation                               Real Estate              Connecticut       100       1972
    Gen Re Holdings, Inc.                                Holding Company          Delaware          100       1981
      Reinsurance Underwriting Services Limited          Manager                  UK                100       1966
         General Re Europe Limited                       Reinsurer                UK                100       1981
         General Re, Correduria de Reaseguros, S.A.      Intermediary             Spain             100*      1987
    General Reinsurance Australasia Limited              Reinsurer                Australia         100       1961
      Recoa Investments Pty. Limited                     Investment Company       Australia         100       1967
    General Reinsurance Group, Servicios Comerciales,
      S.A.                                               General Business Corp.   Spain             100*      1979
    General Re Compania de Reaseguros, S.A.              Reinsurer                Uruguay           100       1990
      Mandataria General Re, S.A.                        Agent                    Argentina         100*      1990
      General Re Compania de Reaseguros, S.A.            Reinsurer                Argentina         100*      1991
  General Re-CKAG Reinsurance and Investment S.A.R.L.    Holding Company          Luxembourg        50.1      1994
    Kolnische Ruckversicherungs-Gesellschaft AG          Reinsurer                Germany           75        1846/1994
      Cologne Holding Company of America                 Holding Company          Connecticut       100       1992/1994
         Cologne Reinsurance Company of America          Reinsurer                Connecticut       100       1975/1994
      Cologne Life Reinsurance Company                   Reinsurer                Connecticut       100       1967/1994
         U.S. Health & Life Insurance Company            Insurer                  Delaware          100       1982/1994
         Idealife Insurance Company                      Insurer                  Connecticut       100       1981/1994
      Europa Ruckversicherung AG                         Reinsurer                Germany           84        1947/1994
      Kolnische Versicherungs-Beratungs-und Service
         GmbH                                            General Business Corp.   Germany           100       1988/1994
      The Cologne Reinsurance Company Ltd.               Reinsurer                UK                100       1983/1994
      Cologne Reinsurance Company Ltd.                   Reinsurer                Ireland           99        1990/1994
      LaKolnische Italia Servizi Riassicurativi SRL      Agent                    Italy             100       1989/1994
      Kolnische Nordiska Aktiebolag                      Insurer                  Sweden            100       1980/1994
      Cologne Reinsurance Finance Holdings B.V.          Holding Company          Netherlands       100       1976/1994
         Cologne Reinsurance Company Ltd.                Reinsurer                Bermuda           100       1980/1994
           Cologne Reinsurance Ltd.                      Reinsurer                Barbados          75***     1989/1994
      LaKolnische Latina S.A.                            Agent                    Mexico            95        1976/1994
      LaKolnische de Venezuela C.A.                      Agent                    Venezuela         99        1988/1994
      Cologne Reinsurance Company of South Africa Ltd.   Reinsurer                South Africa      99        1966/1994
      Cologne Life Reinsurance Company of Australia
         Ltd.                                            Reinsurer                Australia         99        1983/1994
      Cologne Reinsurance Consultants Ltd.               General Business Corp.   Hong Kong         99        1987/1994
      Die Kolnische Ruck Riga GmbH                       Agent                    Latvia            100       1990/1994
      LaKolnische Iberica S.A.                           Agent                    Spain             100       1981/1994
      Kolnische Ruck Buenos Aires S.A.                   Agent                    Argentina         100       1992/1994

                                                                                   JURISDICTION              INCORPORATED/
                                                                                        OF         PERCENT    ACQUIRED BY
                         NAME                              NATURE OF BUSINESS      INCORPORATION    OWNED        GROUP
- -------------------------------------------------------  -----------------------  ---------------  -------   -------------
  GRD Corporation                                        General Business Corp.   Delaware          100       1987
    General Re Financial Products Corporation            Swap Dealer              Delaware          100       1990
      General Re Financial Products (Canada) Limited     Agent                    Ontario           100       1993
    General Re Financial Products Limited                Agent                    UK                100       1990
    General Re Financial Securities Limited              Swap Dealer              UK                100       1992
    General Re Securities Corporation                    Broker-Dealer            Delaware          100       1991
    General Re Underwriting Services Limited             Underwriting Services    Bermuda           100       1993
    Sasco Reinsurance, Ltd.                              Reinsurer                Bermuda           100       1993
    General Re T K, Inc.                                 General Business Corp.   Delaware          100       1994
  General Re Asset Management, Inc.                      Investment Adviser       Delaware          100       1993
  North Star Syndicate, Ltd.                             Insurance Syndicate      Delaware          100       1979
  United States Aviation Underwriters, Inc.              Manager                  New York          100       1928/1982
    USAU Reinsurance Limited                             Reinsurer                Bermuda           100       1978
    Canadian Aviation Insurance Managers Ltd.            Manager                  Montreal, Can.    100       1937
      Airsurance Limitee                                 Manager                  Montreal, Can.    100       1982
  General Re Services Corporation                        General Business Corp.   Delaware          100       1979
    General Re Financial Products (Japan) Inc.           Agent/Swap Dealer        Delaware          100       1990
  Herbert Clough Inc.                                    Intermediary             New York          100       1926/1928
  Genplus Managers, Inc.                                 Manager                  Delaware          100       1984

- ---------------
  * Percentages exclude any director qualifying shares

 ** Partnership percentage

*** Cologne Reinsurance Company Ltd. (Bermuda) owns 75% and Cologne Life
    Reinsurance Company (Connecticut) owns 25% of Cologne Reinsurance Ltd. (Barbados)

(Indentation shows ownership)